Registration No. 333-________

As filed with the Securities and Exchange Commission on May 15, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1945088
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

40300 Traditions Drive, Northville, Michigan	48168
(Address of principal executive offices)	(Zip code)

The Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan
(as amended and restated effective May 15, 2025)

(Full title of the Plan)

MaryAnn Peterson Kanary
Senior Vice President, Chief Legal Officer and Secretary
Cooper-Standard Holdings Inc.
40300 Traditions Drive
Northville, Michigan, 48168
(248) 596-5900
(Name, address and telephone of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Introductory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan, as amended and restated effective May 15, 2025 (the “Plan”), covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following are incorporated by reference into this Registration Statement:

a)Cooper-Standard Holdings Inc.’s (the “Company”) Annual Report on Form 10-K (File No. 001-36127) for the year ended December 31, 2024, filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 14, 2025;

b)the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2025 (solely those portions that were incorporated by reference into the Annual Report);

c)the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed by the Company with the Commission on May 2, 2025;

d)the Company’s Current Report on Form 8-K filed with the Commission on May 2, 2025; and

e)the description of securities, including the Company’s common stock, filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Company with the Commission on February 17, 2023.
In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.

Item 5.
Interests of Named Experts and Counsel.
MaryAnn Peterson Kanary, the Corporation’s Senior Vice President, Chief Legal Officer and Secretary, has passed upon the validity of the shares of common stock to be issued under the Plan. Ms. Kanary beneficially owns or has rights to acquire an aggregate of less than 1% of the Company’s common stock and is eligible to participate in the Plan.
Item 6. Indemnification of Directors and Officers
Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.
Certificate of Incorporation. Section 9.2 of the Registrant’s third amended and restated certificate of incorporation (the “certificate of incorporation”) provides that the Registrant shall indemnify and hold harmless to the fullest extent authorized or permitted by law, as the same may be amended, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Registrant shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) is authorized by the board of directors of the Registrant (whether before, during or after the pendency of such proceeding). The right to indemnification includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of the certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Bylaws. The Registrant’s bylaws (the “bylaws”) provide for the same indemnification for the Registrant’s directors and officers as the certificate of incorporation does. The bylaws also provide that expenses (including attorneys’ fees) incurred by a Covered Person in defending, testifying or otherwise participating in any proceeding for which such director or officer may be entitled to indemnification under the bylaws shall be paid by the Registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the bylaws.
The indemnification provided by the certificate of incorporation or the bylaws is not deemed to be exclusive of any other right to which a Covered Person may be entitled under applicable law, the certificate of incorporation, the bylaws, an agreement, a vote of stockholders or disinterested directors or otherwise.
D&O Insurance. As permitted by Section 145 of the DGCL and the bylaws, the Registrant maintains standard policies of insurance under which coverage is provided to the Registrant’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
The above discussion of Section 145 of the DGCL and of the certificate of incorporation and the bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, the certificate of incorporation and the bylaws.

Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

Exhibit No.	Description of Exhibit
4.1
Third Amended and Restated Certificate of Incorporation of Cooper-Standard Holdings Inc., dated May 27, 2010 (incorporated by reference to Exhibit 3.1 to Cooper-Standard Holdings Inc.’s Registration Statement on Form S-1 (File No. 333-168316)).

4.2
Amended and Restated Bylaws of Cooper-Standard Holdings Inc, as Amended and Restated Effective May 7, 2024 (incorporated by reference to Exhibit 3.1 to Cooper-Standard Holdings Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024).

5.1*	Opinion of MaryAnn Peterson Kanary as to the validity of the securities that may be issued pursuant to the Plan.
10.1*	The Cooper-Standard Holdings Inc. 2021 Omnibus Incentive Plan, as amended and restated effective May 15, 2025.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of MaryAnn Peterson Kanary (included in Exhibit 5.1 filed herewith).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107.1*	Filing fee table

*	Filed herewith

Item 9. Undertakings
(a) The undersigned Company hereby undertakes:
(1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement, to:
(i)     include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northville, State of Michigan, on May 15, 2025.
COOPER-STANDARD HOLDINGS INC.

    /s/ MaryAnn Peterson Kanary
        MaryAnn Peterson Kanary
        Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY
KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey S. Edwards, Jonathan P. Banas and MaryAnn P. Kanary, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Cooper-Standard Holdings Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 15, 2025.

SIGNATURE	TITLE
/s/ Jeffrey S. Edwards	Chairman and Chief Executive Officer (Principal Executive Officer)
Jeffrey S. Edwards
/s/ Jonathan P. Banas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jonathan P. Banas
/s/ Alison Nudd	Chief Accounting Officer (Principal Accounting Officer)
Alison Nudd
/s/ John G. Boss	Director
John G. Boss
/s/ Richard J. Freeland	Director
Richard J. Freeland
/s/ Adriana E. Macouzet-Flores	Director
Adriana E. Macouzet-Flores
/s/ David J. Mastrocola	Lead Director
David J. Mastrocola
/s/ Christine M. Moore	Director
Christine M. Moore
/s/ Robert J. Remenar	Director
Robert J. Remenar
/s/ Sonya F. Sepahban	Director
Sonya F. Sepahban
/s/ Stephen A. Van Oss	Director
Stephen A. Van Oss